A.C. SIMMONDS AND SONS INC. 8-K

Exhibit 99.1

A. C. Simmonds and Sons Signs LOI to Acquire Environmental Waste International

TORONTO, ONTARIO--(Marketwired – September 5, 2014) - A.C. Simmonds and Sons Inc. (OTCQB:ACSX) (“ACS” or the “Company”) and Environmental Waste International Inc. (TSXV:EWS) (“EWS”) announced today that a non-binding letter of intent (the “LOI”) has been entered into regarding the proposed acquisition (the “Proposed Acquisition”) of all of the issued and outstanding common shares of EWS (the “EWS Shares”) by ACS in exchange for common stock of ACS (the “ACSX Shares”). Under the terms of the Proposed Acquisition, ACS will issue to the shareholders of EWS one ACSX Share for every 40 EWS Shares. The Proposed Acquisition is premised on a deemed acquisition price of $0.25 per EWS Share and a deemed issued price of $10 per ACSX Share, which represents an aggregate purchase price for the EWS Shares currently outstanding of $31,379,532.

“One strategic focus of A. C. Simmonds and Sons is disruptive technology that is environmentally sustainable,” said John G. Simmonds, Chairman & CEO of ACS. “We welcome the EWS solution to the Company as it enables us to reuse organic materials such as tires that are otherwise a major source of waste.”

“With the backing of A. C. Simmonds and Sons including its financial and management resources, EWS believes it will soon realize the commercial potential of this unique technology” said Daniel Kaute. Ph.D., President & CEO of EWS.

The board of directors of EWS has established a Special Committee of independent directors to oversee and negotiate the transaction on behalf of EWS. The Special Committee is comprised of Emanuel Gerard, Sam Geist and Thomas Russell. Emanuel Gerard has been appointed as the Chair of the Special Committee.

It is anticipated that the Proposed Acquisition will proceed by way of a court approved plan of arrangement of EWS under the Business Corporations Act (Ontario). The LOI provides for an exclusivity period of 30 days following its execution during which EWS and ACS will use their mutual best efforts to negotiate a definitive agreement (the “Definitive Agreement”) and complete their due diligence investigations. In the event the Definitive Agreement is executed, the closing of the Proposed Acquisition will be subject to a number of conditions, including, but not limited to receipt of a favourable fairness opinion along with customary regulatory, third party, court and shareholder approvals including the approval of the TSX Venture Exchange.

Under the LOI, EWS has agreed not to solicit any other acquisition proposals during the Exclusivity Period, provided, however, that the board of directors of EWS is permitted to consider unsolicited superior proposals in compliance with its fiduciary duties. ACS has a right to match any such superior proposal. Additionally, the LOI provides for a standstill pursuant to which ACS is not entitled to make any further acquisition proposal until the earlier of (i) the date that is 15 months from the date the LOI was executed, (ii) the date, if any, that EWS has entered into or publicly disclosed its intent to enter into the Definitive Agreement with ACS in respect of the Proposed Acquisition or with any third party with respect to an acquisition proposal, or (iii) the date, if any, that is the fifteenth business day following the date any third party has formally commenced an unsolicited take-over bid for EWS’s securities which has not been publicly rejected by EWS’s Board of Directors.

Under the terms of the LOI, EWS may issue up to 20 million common shares pursuant to one or more equity private placements without any change to the 40-for 1 exchange ratio. EWS anticipates issuing up to 20 million common shares at a price of $0.10 per share.

EWS specializes in eco-friendly systems for the breakdown of organic materials such as tires. EWS has spent over 15 years engineering systems that integrate the EWS patented Reverse Polymerization™ process and proprietary microwave delivery system. EWS’s unique microwave technology safely processes and recycles waste tires into valuable commodities including carbon black, oil and steel. Each unit is designed to be energy efficient and economically self-sustaining.

ACS, with lineage through its management team to 96 years of business experience, is a Canadian based company with interests across North America and a growing international presence. The Company is focused on acquiring profitable businesses for expansion and development in seven growth sectors: international food, oil and gas, waste management, mold remediation, renewable energy, disruptive technology, leisure and entertainment. John G. Simmonds, Chairman and CEO, co-founded the largest Canadian golf course operation and has successfully established and grown companies and built effective teams. Mr. Simmonds has served as chairman and a member of the board of directors of several public companies.

For more information, please visit www.acsimmondsandsons.com

Full details of the Proposed Acquisition will be included in the Definitive Agreement and the management information circular expected to be filed with the regulatory authorities and mailed to the security holders of EWS in accordance with applicable securities laws. All security holders of EWS are urged to read the management information circular once it becomes available as it will contain additional important information about the Proposed Acquisition. There can be no assurance that that a Definitive Agreement will be entered into or that the Proposed Acquisition will be completed.

Peter Ott & Associates Inc. has been engaged by EWS to provide a fairness opinion in connection with the Proposed Acquisition. Acuity Corporate Securities Lawyers is acting as Canadian counsel to EWS and Sichenzia Ross Friedman Ference LLP is acting as US counsel to EWS. Simpson Wigle Law LLP and Wildeboer Dellelce LLP are acting as Canadian counsel to ACS and Wuersch & Gering LLP is acting as US counsel to ACS.

CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION

This news release contains forward-looking information, as such term is defined in applicable securities laws. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, contemplate, intend, estimate and similar expressions, or are those which, by their nature, refer to future events. Forward-looking information includes, without limitation, the definitive terms and the outcome of the Proposed Acquisition and other similar information concerning anticipated future events, conditions or results that are not historical facts. Specifically, the LOI is subject to numerous conditions including the completion of a satisfactory due diligence and the negotiation and execution of the Definitive Agreement. This press release also contains forward-looking statements and information concerning the anticipated timing and completion of the execution of the Definitive Agreement. EWS and ACS provided these anticipated times in reliance on certain assumptions that they believe are reasonable at this time, including assumptions as to the time required for both EWS and ACS to complete their respective due diligence investigations. These forward-looking statements represent management's best judgment based on current facts and assumptions that management considers reasonable, including that the parties will successfully negotiate a mutually satisfactory Definitive Agreement, completion of satisfactory due diligence by each of EWI and ACS, that all necessary approvals will be obtained from EWI shareholders and from all applicable regulatory bodies and third parties and all other conditions to completion of the Proposed Acquisition will be satisfied or waived. EWS and ACS caution readers that all forward-looking information is inherently uncertain and that actual performance may be affected by a number of material factors, including those discussed more fully elsewhere in this release and in documents which may be filed with applicable securities regulatory authorities, many of which are beyond EWS’s or ACS’s control. Accordingly, actual future events, conditions and results may differ materially from the estimates, beliefs, intentions and expectations expressed or implied in the forward-looking information. All statements are made as of the date of this news release and neither EWS nor ACS assumes any obligation to update or alter any forward-looking information unless required by applicable laws.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact:

Environmental Waste International Inc.
Bob MacBean
CFO
(905) 686-8689 or (800) 399-2366
Bob.macbean@ewmc.com
www.ewi.ca

A.C. Simmonds and Sons Inc.

Don Fenton, Director of Communications

416-434-3681

dfenton@acsimmondsandsons.com